Exhibit 99.6

Environmental Elements Corporation EEC	For Immediate Release Contact: Lawrence Rychlak President & CFO 410-368-7007 news release

3700 Koppers Street, Baltimore, Maryland 21227             TEL 410-368-7000             FAX 410-368-6721             WEB www.eec1.com

Environmental Elements receives delisting notice from the American Stock Exchange

BALTIMORE, December 1, 2003 — Environmental Elements Corporation (AMEX:EEC) has received a determination from the American Stock Exchange (the “Exchange”) that because EEC no longer complies with the Exchange’s continued listing standards, the Exchange will initiate delisting proceedings. As previously announced, the Company filed an appeal of the initial determination, however the Exchange reviewed the information submitted with the appeal and denied the Company’s request. The Company is evaluating its alternatives which include listing its securities through the Over the Counter Bulletin Board® quotation service.

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Environmental Elements Corporation is a solutions-oriented, global provider of innovative technology for plant services, air pollution control equipment and complementary products. The Company serves a broad range of customers in the power generation, pulp and paper, waste-to-energy, rock products, metals and petrochemical industries. Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties.

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